Exhibit 4.32

CONFIDENTIAL

27 September 2024

Primech A & P Pte. Ltd.

23 Ubi Crescent

Singapore 408579

Attention:	Mr Ho Kin Wai
Director

Dear Sir

WITH RECOURSE RECEIVABLES PURCHASE FACILITY

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”) is pleased to offer Primech A & P Pte. Ltd. (the “Seller”) a facility (the “Facility”), subject to the terms and conditions set out in this letter (as the same may be revised, amended, supplemented and/or replaced in writing from time to time) (the “Facility Letter”) and the Receivables Purchase (Recourse) Terms and Conditions (annexed at Appendix A) (the “Conditions”) which are incorporated into the terms of this Facility Letter.

With effect from the date of compliance with all the conditions that are required to be fulfilled by the Seller before it may submit applications to the Bank (the “Effective Date”), the Agreement (as defined below) replaces the Bank’s letter dated 20 July 2018 (as may be amended, supplemented and/or replaced from time to time) and the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (collectively, the “Existing Terms”), and all Debts that are created on and from the Effective Date shall be assigned to the Bank pursuant to, and be governed by, the terms of the Agreement. For the avoidance of doubt, the debts which have been assigned by the Seller to the Bank prior to the Effective Date shall continue to be governed by the Existing Terms.

1.	Type of Facility

The Facility is advanced on a with recourse and notified and/or non-notified basis, as indicated against the relevant Approved Debtor’s name in the Schedule.

2.	Definitions and Interpretations

For purposes of this Facility Letter, the expression “Agreement” means the agreement between the Bank and the Seller constituted by the terms of this Facility Letter (as amended, supplemented and/or replaced from time to time) and the Conditions.

All capitalised terms used in this Facility Letter shall have the same meanings as defined in the Conditions unless otherwise defined in this Facility Letter.

In the event of any inconsistency between the terms set out in this Facility Letter and the terms set out in the Conditions, the terms set out in this Facility Letter shall prevail.

Issued by The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (UEN S16FC0010A).

The Hongkong and Shanghai Banking Corporation Limited is incorporated in the Hong Kong SAR with limited liability.

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Primech A & P Pte. Ltd.	Page 2 of 13 27 September 2024

Details of the Approved Debtors as at the date of this Facility Letter are set out in the Schedule to this Facility Letter together with the existing Approved Country, Approved Currencies and Funding Limits applicable to them.

In addition, the following terms defined in the Conditions by reference to this Facility Letter shall have the following meanings (subject in each case to any contrary provisions in the Schedule to this Facility Letter):

Refer Limit	:	SGD6,000,000/-

Prepayments Percentage	:	80 percent. of the Assigned Debt.

Prepayment Period	:	The period beginning on the date of the sales invoice for the Assigned Debt and expiring 60 days after the Due Date of the Assigned Debt.

Discount Charge Rate	:	For amounts denominated in SGD

1.5 per cent. per annum over the three months Bank’s Cost of Funds, as conclusively determined by the Bank.

Service Fee	:	SGD2,000/- per month.

Due Date	:	The date falling not more than 30 days (or in the case of Changi Airport Group (Singapore) Pte Ltd, 45 days) after:-

(a) the date of the sales invoice for the Assigned Debt, or

(b) (if none) the date on which the Assigned Debt arises.

Concentration Cap	:	45 per cent. of the total value of all outstanding Assigned Debts at any time.

3.	In addition to the fee(s) payable in accordance with the Conditions, the Seller must pay to the Bank an annual review fee (the “Review Fee”) of SGDl,000/-, such fee being payable on acceptance of the terms and conditions of the Agreement by the Seller and each subsequent anniversary thereof.

4.	All payments made by the Bank shall be credited only to the Seller’s bank account maintained with the Bank. The Seller must open and maintain a current account with the Bank in the currency of each Purchase Price for the duration of the Term.

5.	The Seller shall be subject to a Field Survey yearly or from time to time as may be required by the Bank. The Seller shall pay to the Bank in respect of each survey an audit fee of SGD500/-, and submit to the Bank:

(a)	its latest management accounts; and

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Primech A & P Pte. Ltd.	Page 3 of 13 27 September 2024

(b)	ageing analysis; and

(c)	any other documents and information as the Bank may require.

For the purposes of the Agreement, “Field Survey” means a due diligence exercise carried out by the Bank at the Seller’s office to review sales contracts, ageing of receivables and such other information as the Bank shall determine.

6.	All liabilities of the Seller to the Bank from time to time shall be secured by the following:

(a)	an existing security over receivables dated 3 October 2018, provided by the Seller (the “Security Over Receivables”); and

(b)	the security documents referred to in the Separate Facility Letter (and such other security as may from time to time be provided to the Bank in connection with the Separate Facility Letter),

(collectively the “Security Documents” and any third party(ies) providing security shall be referred to herein as the “Security Provider(s)”). For the purposes of this Facility Letter, the term “Separate Facility Letter” shall mean the separate facility letter dated on or about the date of this Facility Letter from the Bank to the Seller under which the Bank makes certain other banking facilities available to the Seller (as amended, supplemented, renewed or replaced from time to time by written agreement).

7.	The representations, warranties and undertakings set out in and/or referred to in the Separate Facility Letter shall apply to the Facility as if set out in this Facility Letter in full (with applicable amendments if the context so requires), and the Seller is deemed to have made such representations, warranties and undertakings on the date of the Agreement and on each subsequent day during the continuation of the Agreement.

8.	The Facility is uncommitted. For as long as the Facility is made available by the Bank, it will be subject to review by the Bank at any time.

9.	Before the Bank accepts any application from the Seller in accordance with the Agreement, the Seller must deliver to the Bank the following documents in form and content satisfactory to the Bank and satisfy any other conditions set out below prior to any utilisation of the Facility:

(a)	the attached duplicate copy of this Facility Letter with the form of acceptance thereon duly signed by the Seller and the form of confirmation duly signed by the third party security provider(s) referred to in the Separate Facility Letter;

(b)	the resolution of the board of directors of the Seller approving the acceptance of the Agreement;

(c)	the resolution of the Board of Directors of the relevant Security Provider(s) approving the provision of the relevant Security Document(s) and any other documents required by the Bank;

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Primech A & P Pte. Ltd.	Page 4 of 13 27 September 2024

(d)	the Separate Facility Letter duly signed and satisfaction of all conditions precedent to the availability of the facility(ies) thereunder;

(e)	in relation to each Notified Debt, a signed and dated Notice of Assignment addressed to each Approved Debtor evidencing that notice of assignment has been served on the relevant Approved Debtors, if not already submitted to the Bank. The Seller may give the Bank one Notice of Assignment in respect of all the Debts relating to the same Debtor;

(f)	in relation to each Non-Notified Debt, a signed but undated Notice of Assignment addressed to each Approved Debtor, if not already submitted to the Bank. The Seller may give the Bank one Notice of Assignment in respect of all the Debts relating to the same Debtor;

(g)	payment of the Review Fee and any other fees, costs and expenses due to the Bank under the Agreement;

(h)	a satisfactory Field Survey in respect of the Seller’s receivables; and

(i)	such other conditions, information and documents as the Bank may require.

10.	This Facility Letter and the Conditions together constitute the entire agreement between the Bank and the Seller in respect of the matters set out herein, and no other terms and conditions shall be included or implied.

11.	This Facility Letter may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Facility Letter.

12.	This offer of the Facility is available for acceptance by the Seller until the date falling 21 days from the date of this Facility Letter. If the Acceptance and Confirmation notice (a copy of which is attached hereto) is not received by the Bank within 21 days from the date of this Facility Letter, the offer of the Facility shall be deemed to have lapsed and expired.

13.	The Bank is pleased to be of service to you. If you wish to accept the terms and conditions of the Agreement, we shall be grateful if you could arrange for the authorised signatories of the Seller to sign and return the Acceptance and Confirmation notice attached to this Facility Letter and the duplicate of this Facility Letter, to signify your understanding, acceptance of the terms and conditions of the Agreement.

14.	Governing Law

The Agreement shall be governed by, and construed in accordance with the laws of Singapore.

15.	Jurisdiction

Each Party unconditionally submits to the non-exclusive jurisdiction of the courts of Singapore in respect of all matters arising out of or in connection with the Agreement.

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Primech A & P Pte. Ltd.	Page 5 of 13 27 September 2024

The Agreement has been executed by the Seller as a deed, and by the Bank, under hand, and shall take effect on and from the date written at the start of this Facility Letter.

Yours faithfully

/s/ Lionel Wee	/s/ Nellie Chua
Lionel Wee	Nellie Chua
Vice President Commercial Banking	Senior Vice President and Team Head Commercial Banking

each on behalf of The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch.

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Primech A & P Pte. Ltd.	Page 6 of 13 27 September 2024

Schedule: The Approved Debtors

Approved Debtors	Approved Currency	Approved Country(ies)	Basis of Notification	Funding Limit
A Treasure Trove MCST Plan No. 4188	SGD	Singapore	Non-Notified	SGD180,000/-
A*Star Research Entities	SGD	Singapore	Notified	SGD200,000/-
Ang Mo Kio Town Council	SGD	Singapore	Notified	SGD600,000/-
Capella Hotel, Singapore	SGD	Singapore	Notified	SGD100,000/-
Capri By Fraser, China Square	SGD	Singapore	Non-Notified	SGD75,000/-
Changi Airport Group (Singapore) Pte Ltd	SGD	Singapore	Notified	SGD3,800,000/-
Chinese Swimming Club	SGD	Singapore	Notified	SGD100,000/-
Ci Yuan Community Club	SGD	Singapore	Non-Notified	SGD55,000/-
Daisho Development Singapore Pte Ltd	SGD	Singapore	Notified	SGD500,000/-
Eden School	SGD	Singapore	Non-Notified	SGD80,000/-
Garena Online Private Limited	SGD	Singapore	Non-Notified	SGD100,000/-
Hong Fok Commercial Pte Ltd	SGD	Singapore	Notified	SGD120,000/-
Jalan Besar Community Club	SGD	Singapore	Non-Notified	SGD30,000/-
Jalan Besar Town Council	SGD	Singapore	Non-Notified	SGD210,000/-
Jen Singapore Orchardgateway by Shangri-La	SGD	Singapore	Non-Notified	SGD140,000/-
Jen Singapore Tanglin by Shangri-La	SGD	Singapore	Non-Notified	SGD100,000/-
Jurong-Clementi Town Council – Jurong Spring Division (JS1)	SGD	Singapore	Non-Notified	SGD150,000/-

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Primech A & P Pte. Ltd.	Page 7 of 13 27 September 2024

Approved Debtors	Approved Currency	Approved Country(ies)	Basis of Notification	Funding Limit
Kebun Baru Community Club	SGD	Singapore	Non-Notified	SGD30,000/-
Lee Kong Chian School of Medicine	SGD	Singapore	Non-Notified	SGD50,000/-
MCST Plan No. 4218	SGD	Singapore	Notified	SGD140,000/-
Ministry of Education	SGD	Singapore	Non-Notified	SGD3,000,000/-
Nanyang Polytechnic	SGD	Singapore	Non-Notified	SGD380,000/-
Nanyang Technological University	SGD	Singapore	Non-Notified	SGD800,000/-
National Environment Agency	SGD	Singapore	Non-Notified	SGD2,205,000/-
Nee Soon Town Council	SGD	Singapore	Non-Notified	SGD450,000/-
Paradox Clarke Quay Pte Ltd	SGD	Singapore	Notified	SGD300,000/-
Pasir Ris-Punggol Town Council	SGD	Singapore	Non-Notified	SGD600,000/-
People’s Association	SGD	Singapore	Non-Notified	SGD600,000/-
Radin Mas Community Club	SGD	Singapore	Non-Notified	SGD25,000/-
Raffles Institution	SGD	Singapore	Non-Notified	SGD363,000/-
Resorts World at Sentosa Pte Ltd	SGD	Singapore	Notified	SGD600,000/-
Sembawang Town Council	SGD	Singapore	Non-Notified	SGD1,200,000/-
Sentosa Beach Resort Pte Ltd	SGD	Singapore	Non-Notified	SGD135,000/-
Shangri-La Hotel Limited	SGD	Singapore	Non-Notified	SGD192,000/-
Teck Ghee Community Club	SGD	Singapore	Non-Notified	SGD30,000/-

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Primech A & P Pte. Ltd.	Page 8 of 13 27 September 2024

Approved Debtors	Approved Currency	Approved Country(ies)	Basis of Notification	Funding Limit
Temasek Polytechnic	SGD	Singapore	Non-Notified	SGD1,000,000/-
The Management Corporation – Strata Title Plan No. 4108	SGD	Singapore	Notified	SGD80,000/-
The Management Corporation Strata Title No. 4417	SGD	Singapore	Non-Notified	SGD110,000/-
The Management Corporation Strata Title Plan No. 1166	SGD	Singapore	Notified	SGD200,000/-
The Management Corporation Strata Title Plan No. 4120	SGD	Singapore	Non-Notified	SGD440,000/-
The Subsidiary Management Corporation No. 2 – Strata Title Plan No. 4555	SGD	Singapore	Notified	SGD100,000/-
Tomlinson Hotel Pte Ltd	SGD	Singapore	Notified	SGD300,000/-
United Overseas Bank Ltd – Alexander	SGD	Singapore	Non-Notified	SGD240,000/-
United Overseas Bank Ltd – Others	SGD	Singapore	Non-Notified	SGD150,000/-
United Overseas Bank Ltd – Plaza ORP, BQ	SGD	Singapore	Non-Notified	SGD770,000/-
United Overseas Bank Ltd – SGX, FEB, Springleaf	SGD	Singapore	Non-Notified	SGD175,000/-
United Overseas Bank Ltd – Tampines Center	SGD	Singapore	Non-Notified	SGD150,000/-

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Primech A & P Pte. Ltd.	Page 9 of 13 27 September 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited

ACCEPTANCE AND CONFIRMATION

We, Primech A & P Pte. Ltd. confirm our acceptance of the offer and all the terms and conditions set out in the Agreement.

We further confirm that all prepayments (and any other amounts payable to us) under the Receivables Purchase Facility made available by you to us are to be paid into our Current Account No: 052-418332-001 held with you.

EXECUTED and DELIVERED	)
as a Deed on 17 October 2024 (date))
for and on behalf of	)
Primech A & P Pte. Ltd.	)
by	)	/s/ Ho Kin Wai
	)	Director
	)	Name: Ho Kin Wai
)
)
)
)
)
)
	)	/s/ Sng Yew Jin
	)	Director/~~Secretary*~~
	)	Name: Sng Yew Jin
)

*	Delete as applicable.

Note: This should be signed by either (i) two directors or (ii) one director and the Company Secretary.

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Primech A & P Pte. Ltd.	Page 10 of 13 27 September 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited (the “Bank”)

SECURITY PROVIDER’S CONFIRMATION

I confirm that:-

(a)	I consent to the terms and conditions as set out in the Bank’s facility letter dated 27 September 2024 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the “Facility Letter”); and

(b)	I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

/s/ Ho Kin Wai
Name: Ho Kin Wai
Identification No.: HJ2086123
Date: 17 October 2024

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Primech A & P Pte. Ltd.	Page 11 of 13 27 September 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited (the “Bank”)

SECURITY PROVIDER’S CONFIRMATION

I confirm that:-

(a)	I consent to the terms and conditions as set out in the Bank’s facility letter dated 27 September 2024 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the “Facility Letter”); and

(b)	I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

/s/ Kwek Jin Ngee Vernon
Name: Kwek Jin Ngee Vernon
Identification No.: S7145417G
Date: 17 October 2024

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Primech A & P Pte. Ltd.	Page 12 of 13 27 September 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited (the “Bank”)

SECURITY PROVIDER’S CONFIRMATION

I confirm that:-

(a)	I consent to the terms and conditions as set out in the Bank’s facility letter dated 27 September 2024 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the “Facility Letter”); and

(b)	I am and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

/s/ Sng Yew Jin
Name: Sng Yew Jin
Identification No.: S0074972I
Date: 17 October 2024

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Primech A & P Pte. Ltd.	Page 13 of 13 27 September 2024

To:	The Manager
The Hongkong and Shanghai Banking Corporation Limited (the “Bank”)

SECURITY PROVIDER’S CONFIRMATION

We confirm that:-

(a)	we consent to the terms and conditions as set out in the Bank’s facility letter dated 27 September 2024 (as the same may be revised, amended and/or supplemented from time to time) with the Receivables Purchase (Recourse) Terms and Conditions annexed thereto (the “Facility Letter”); and

(b)	We are and will be bound by the terms of the guarantee executed or to be executed by me in favour of the Bank, and that my obligations under the said guarantee are and will remain in full force and effect.

For and on behalf of
Primech Holdings Limited
Date: 17 October 2024

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CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF PRIMECH A & P PTE. LTD. (THE “COMPANY”) DATED 17 OCTOBER 2024.

Each Director of the Company confirmed that –

(a)	he has disclosed all his interests in the subject matter of these resolutions, if any; and

(b)	he has carefully considered the terms of the Documents (as defined below) and the transactions contemplated under each of the Documents.

IT WAS RESOLVED as follows:-

1.	THAT the arrangement made with The Hongkong and Shanghai Banking Corporation Limited (the “Bank”) to provide a receivables purchase facility (the “Facility”) to the Company on the terms and conditions set out in the facility letter dated 27 September 2024 (the “Facility Letter”) and the Receivables Purchase (Recourse) Terms and Conditions annexed to the Facility Letter as Appendix A (collectively with the Facility Letter, the “Agreement”), tabled at the meeting, be and are hereby approved and accepted.

2.	THAT the Company applies for eReceivables Finance and accepts and acknowledges the eReceivables Finance terms and conditions (the “eRF Terms and Conditions Acknowledgment”), on the terms of the draft produced at the meeting, which terms and conditions be and are hereby approved.

3.	THAT the execution of the Agreement and the eRF Terms and Conditions Acknowledgment (collectively, the “Documents”) is conducive to the attainment of the Company’s objects, and is in the interest of and for the benefit of the Company.

4.	THAT each Document and any other document relating to the above transaction required to be executed as a deed, as well as any subsequent amendments or variations to the Agreement (including but not limited to any increase in Limit (as defined in the Agreement)), be executed and delivered as a deed in such manner as may be required or permitted by applicable law.

5.	THAT any Director of the Company be and is hereby authorised to sign, execute and deliver each Document and any other document relating to the above transaction which is required to be executed under hand and to approve and sign subsequent amendments or variations to any such document which is required to be executed under hand.

6.	THAT any Director of the Company be and is hereby authorised to sign, execute and deliver such other documents (including, without limitation, any related indemnities and/or guarantees), notices or statements as may be required from the Company by the Bank in connection with the Facility and/or the Documents from time to time and communicate or deal with the Bank on the Company’s behalf generally (even if any instructions received by the Bank from the Company conflict with the terms of any other instructions or mandates given by the Company at any time concerning the Company’s accounts maintained with the Bank).

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7.	THAT any Director of the Company be and is hereby authorised to appoint such authorised signatories to carry out the acts referred to in the preceding paragraph, as may be certified by a Director of the Company to the Bank from time to time.

8.	THAT without prejudice to the paragraphs above, any one of the following person(s) is/ are authorised to sign or provide on behalf of the Company, all applications/schedules of debt, prepayment requests, credit note listings, indemnities and all other documents as may be required to be signed in connection with the Facility and/or Documents, and all other instructions or communications of any kind under or in connection with the Facility and/or Documents until further notice in writing:

Name	Designation	Specimen Signature
1. Ho Kin Wai	Director	/s/ Ho Kin Wai
2. Sng Yew Jin	Director	/s/ Sng Yew Jin
3.
4 .
5.

Notwithstanding the list of authorised signatories set out above, the Bank shall be entitled to rely upon all instructions received through any electronic platform that both the Company and the Bank have signed up to, including without limitation, the eReceivables Finance platform.

The Bank shall be entitled to rely on the authorities set out in this paragraph until such time as it receives written notice of their revocation or amendment signed by a Director of the Company.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the Constitution of the Company.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
Director		Director / ~~Company Secretary~~
Name:	Ho Kin Wai	Name:	Sng Yew Jin

Date:	17 October 2024

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CERTIFIED EXTRACT OF THE RESOLUTIONS PASSED BY THE BOARD OF DIRECTORS OF PRIMECH HOLDINGS LIMITED (THE “COMPANY”) DATED 17 OCTOBER 2024.

Each Director of the Company confirms that –

(a)	he has disclosed all his interests in the subject matter of these resolutions, if any; and

(b)	he has carefully considered the terms of the Security Documents (as defined below) and the transactions contemplated under each of the Security Documents.

IT WAS NOTED THAT:

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”) has offered to provide a receivables purchase facility to Primech A & P Pte. Ltd. (the “Seller”) on the terms and conditions set out in the facility letter dated 27 September 2024 (the “Facility Letter”) and the Receivables Purchase (Recourse) Terms and Conditions annexed to the Facility Letter as Appendix A (collectively “the Agreement”), tabled at the meeting.

It was a term of the Agreement that as security for all moneys owing by the Seller to the Bank from time to time, the Company will execute certain security documents referred to in the Facility Letter (the “Security Document(s)”), on the terms of the drafts produced at the meeting.

IT WAS RESOLVED as follows: -

1.	THAT as security for the moneys owing by the Seller to the Bank from time to time under the Agreement, the Company will execute the Security Document(s), on the terms of the drafts produced at the meeting, which terms and conditions be and are hereby approved.

2.	THAT the execution of the Security Document(s) is conducive to the attainment of the Company’s objects, and is in the interest of and for the benefit of the Company.

3.	THAT any Director of the Company be and is hereby authorised to (a) sign, execute and deliver each Security Document which is required to be executed under hand, any amendments or variations to any Security Document which is required to be executed under hand and such other documents, notices or statements required from the Company by the Bank from time to time, and (b) communicate or deal with the Bank on the Company’s behalf generally.

4.	THAT each Security Document and any other document relating to the above transaction required to be executed as a deed, as well as any subsequent amendments or variations to the Security Documents, be executed and delivered as a deed in such other manner as may be required or permitted by applicable law.

WE HEREBY CERTIFY that the above is a true copy of the resolutions passed by the Board of Directors of the Company in accordance with the Constitution of the Company.

/s/ Ho Kin Wai		/s/ Sng Yew Jin
Director		~~Company Secretary~~ Director
Name:	Ho Kin Wai	Name:	Sng Yew Jin

Date :	17 October 2024

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